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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of our report dated February 14, 1997 appearing in the registration statement on Form S-1 (File No. 333-37271) of Capital Trust (f/k/a California Real Estate Investment Trust), on our audits of the consolidated financial statements and financial statement schedules of Capital Trust (f/k/a/ California Real Estate Investment Trust) and its subsidiary as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the incorporation by reference in this Registration Statement on Form S-1 of Capital Trust of the references to our firm under the caption "Experts" appearing in the registration statement on Form S-1 (File No. 333-37271) of Capital Trust (f/k/a California Real Estate Investment Trust).

                                          Coopers & Lybrand L.L.P.

San Francisco, California
December 10, 1997